Exhibit 99.2

            WORKSTREAM AND KINTERA CREATE MARKETING ALLIANCE TO OFFER
             WORKFORCE MANAGEMENT AND WORKPLACE GIVING APPLICATIONS
      ENHANCED `SOFTWARE AS A SERVICE' APPLICATIONS OFFER WORKFORCE PORTAL
                   WITH CORPORATE CAUSE MARKETING INITIATIVES

OTTAWA, ON - NOVEMBER 22, 2004 - Workstream Inc.(TM) (NASDAQ: WSTM), a provider of Enterprise Workforce Management software and Kintera(R) Inc. (NASDAQ: KNTA), a provider of web-based solutions for workplace giving and donor-advised funds, have entered into a marketing alliance that will offer both company's workforce applications. The alliance will help corporations not only better manage their workforce, but also engage their employees in community outreach initiatives via easy-to use, web-based tools.

More than 300 corporate customers - including Chevron, The Home Depot, Motorola, Nordstrom and Wells Fargo - use one or more of Workstream's `employee lifecycle' software solutions. Workstream recently launched the Workstream TalentCenter(TM), a web-based Workforce Management portal that provides subscription-based application solutions that enable organizations to automate and manage the overall employee lifecycle including recruiting, performance and compensation management, employee rewards and transition services.

Charitable workplace campaigns offer employees an easy way to support charities, and corporations an opportunity to enhance employee morale and corporate branding by giving back to their community. Workstream's TalentCenter portal will be available with the Kintera Directed Giving programs, which feature web-based solutions for workplace giving and donor-advised funds, to create an easy-to-use online location for work-related activities as well as corporate-sponsored giving programs. Kintera's workplace giving programs feature corporate employee gift matching, volunteer tracking and management, political action committee (PAC) membership and fundraising drives.

"We are excited about expanding the capabilities of the Workstream TalentCenter to help employees and managers do a better job at work, and also facilitate corporate giving programs," said Kevin Dobbs, Senior Vice President at Workstream. "Both Workstream and Kintera are focused on providing these type of value-added `Software as a Service' workplace solutions to our customers."

"Now corporations can more effectively manage their employee lifecycle, and more efficiently manage their volunteer and philanthropic endeavors." said Steve Klein, Senior Vice President at Kintera. "With the innovative technologies and corporate market presence offered by this alliance of Kintera and Workstream, together we can provide employees and the business community the online tools they need to manage, deploy and track their corporate employee philanthropy programs with just a few clicks of a mouse."

Kintera's software as a service platform, Kintera Sphere(TM), offers an affordable and easy-to-use system that provides contact relationship management
(CRM), a web content management system (CMS), eMarketing and workflow applications. Under Kintera Directed Giving programs, Kintera Workplace Giving provides corporate giving solutions to EDS, the Charles Schwab Corporation Foundation, Computer Sciences Corporation and other Fortune 500 corporations to help automate and support their workplace giving programs. Kintera Fund, another Kintera Directed Giving Program, offers on-demand, software solutions for donor-advised funds and other wealth management products to prominent financial institutions including Smith Barney and Franklin Templeton.

ABOUT WORKSTREAM INC.

Workstream provides enterprise workforce management solutions and services that help companies manage the entire employee lifecycle - from recruitment to retirement. Workstream's TalentCenter provides a unified view of all Workstream products and services including Recruitment, Performance, Compensation, Rewards and Transition. Access to TalentCenter is offered on a monthly subscription basis under an on-demand software delivery model to help companies build high performing workforces, while controlling costs. With 12 offices across North America, Workstream services customers including BearingPoint, Chevron, Eli Lilly Canada, The Gap, Home Depot, Kaiser Permanente, Motorola, Nordstrom, Samsung, Sony Music Canada, VISA, Watson Wyatt and Wells Fargo. For more information visit www.workstreaminc.com or call toll free 1-866-470-WORK.

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ABOUT KINTERA INC.

Kintera(R) Inc. (NASDAQ: KNTA) is an innovative provider of software as a service that helps nonprofit organizations foster a powerful sense of community to achieve their mission. Kintera's Knowledge Interaction(TM) technology strengthens an organization's community by providing volunteers, members, donors and staff web-based tools to efficiently fulfill their tasks and share real-time data and information. The company's Internet innovations include its Friends Asking Friends(R) solicitation program and Kintera Sphere(TM), an enterprise-grade software system that provides content management, contact management, communication tools, commerce applications, community-building features and reporting functions. Kintera's technology is built on a unified database and payment processing engine. A web browser is all that is needed to use Kintera Sphere to help increase donations, reduce fundraising costs and build awareness and affinity for a cause. For more information, visit Kintera at www.kintera.com.

Kintera, Kintera Sphere, Friends Asking Friends, and Knowledge Interaction are either registered trademarks or trademarks of Kintera, Inc. in the U.S. and/or other countries.

FOR IMMEDIATE RELEASE

CONTACT:
Tammie Brown                             Judy Piercey
Workstream Inc.                          Kintera Corporate Communications
1-877-327-8483 ext. 263                  1-858-795-3056
tammie.brown@workstreaminc.com           jpiercey@kintera.com